Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Names W. Marston Becker as New Board Member

(FAIRMONT, W.Va.) Nov. 18, 2020 – The Board of Directors of MVB Financial Corp. (“MVB” or “MVB Financial”) (Nasdaq: MVBF) has announced the appointment of W. Marston “Marty” Becker as a Member of the Board.

“Marty Becker is a seasoned executive with 35 years of experience including CEO and chairman leadership positions in insurance, reinsurance and insurance brokerage organizations in the U.S. and internationally, as well as insurance-related private equity, advisory and investment banking roles. Marty is a welcome addition to MVB’s Board of Directors,” said David Alvarez, Chairman, MVB Financial Board of Directors.

Mr. Becker is immediate past Chairman of the Board of QBE Insurance Group (“QBE”), a top 15 global property and casualty insurer. QBE is headquartered in Sydney, Australia, and writes over $15 billion of annual premiums through operations on five continents. He was appointed to the Board in 2013, became Chair in 2014 and served until March 2020.

“Marty Becker’s extensive experience on boards of public, private and non-profit entities in a variety of industries give him a unique perspective of value to MVB as we continue to grow,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “I look forward to working with Marty as a trusted partner on the financial frontier.”

Mr. Becker served as President and Chief Executive Officer of Alterra Capital Holdings Limited (“Alterra”), and its predecessors from 2006 to 2013. Alterra, acquired in 2013 by Markel Corporation, was a global specialty insurance and reinsurance company headquartered in Bermuda. Mr. Becker joined Alterra’s predecessor Max Capital Group Ltd. in 2006 as Chairman and CEO, having been a director since 2004. Prior to that, he led the restructuring and wind-down of Trenwick Group Ltd.; served as non-executive chairman of Hales & Company; was Chairman and Chief Executive Officer of Orion Capital Corporation, a NYSE-listed company with assets exceeding $4 billion; served as President and CEO of DPIC Companies, an Orion Capital subsidiary; was President and CEO of McDonough Caperton Insurance Group; and worked with the public accounting firm of Ernst & Young.

Mr. Becker serves on a variety of corporate boards in the financial services, manufacturing and non-profit sectors: director of Axis Capital (NYSE: AXS), director of Encova Mutual Insurance in Columbus, Ohio; director of Amynta Group in New York City; director of Dorado Insurance in Hamilton, Bermuda; Advisory Board

member of private equity funds American Securities and Cohesive Capital; director of The Mountain Companies of Parkersburg, West Virginia; member of the Board of Governors of West Virginia University; director of the West Virginia Chamber of Commerce and the West Virginia Roundtable; current Chair of the Clay Center for the Arts and Sciences.

Mr. Becker earned his Juris Doctor and Bachelor of Science in Business Administration degrees from West Virginia University. He is a Certified Public Accountant. He has received various honors, including being named to the West Virginia University Academy of Distinguished Alumni and the West Virginia Business Hall of Fame. He received the Leading CPA in Business designation of the West Virginia Society of CPAs, the Delta Tau Delta National Alumni Achievement Award and the 2019 Spirit of the Valley award for community service in Charleston, West Virginia.

Mr. Becker and his wife Katharine reside in Jupiter, Florida, and Charleston, West Virginia.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Community Development Corporation, MVB Technology, Chartwell Compliance and Paladin Fraud, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; inability to achieve anticipated synergies; ability to successfully integrate recent mergers and acquisitions, including First State and Summit; competition; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.